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                                                                 Exhibit 32(b)


                  ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
                          Certificate Pursuant to Section 906
                            of Sarbanes - Oxley Act of 2002
                                 CERTIFICATION OF PFO


         The undersigned, Marc D. Moseley, Manager, functioning as Principal Financial Officer of Oncor Electric Delivery Transition Bond Company LLC (the "Company"), DOES HEREBY CERTIFY that:

    1. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 18th day of August, 2003.



                        /s/ Marc D. Moseley
                  ------------------------------------------------------
                  Name:     Marc D. Moseley
                  Title:    Manager, functioning as Principal Financial
                            Officer






A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Transition Bond Company and will be retained by Oncor Electric Delivery Transition Bond Company and furnished to the Securities and Exchange Commission or its staff upon request.